EXCHANGE AGREEMENT

                  THIS EXCHANGE AGREEMENT made and entered into this 15th day of January, 2001, by and between U.S. RECORP., a Nevada corporation, (hereinafter ("USR") and BELFAIR INTERNATIONAL, INC., a corporation organized pursuant to the laws of the Isle of Jersey (hereinafter referred to as "Belfair") and OCTAVA LTD., a corporation organized pursuant to the laws of the Isle of Jersey (hereinafter referred to as "Octava").

                                  WITNESSETH:

                  WHEREAS, USR, whose balance sheet and financial statement for the period ended December 31, 2000 is attached hereto as Exhibit "A" and incorporated herein by this reference; and

                  WHEREAS, the authorized capital stock of USR consists of 25,000,000 shares of common stock, par value $0.001 per share of which 203,600 shares are issued and outstanding; and

                  WHEREAS, the parties agree that it would be to their mutual benefit for USR to acquire assets of Belfair and Octava in exchange for shares of USR stock.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

                  1. [REPRESENTATIONS OF USR] USR hereby represents to Belfair and Octava that to the best of its knowledge:



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                           (a) USR owns on the date  hereof,  and on the Closing
Date hereinafter provided will own, free and clear of all liens, charges and encumbrances, all of the assets set forth on Exhibit "A".

                           (b) USR  has  heretofore  furnished  to  Belfair  and
Octava copies of the balance sheet of USR which is attached hereto and marked Exhibit "A". Said balance sheet accurately sets forth the financial condition of USR as of said date, prepared in conformity with generally accepted accounting principles consistently applied.

                           (c) USR has good and marketable title to all of their
property and assets (except property and assets disposed of since such date in the usual and ordinary course of business), subject to no mortgage, pledge, lien or other encumbrance except as disclosed in such financial statements.

                           (d)   USR   has  no   obligations,   liabilities   or
commitments, contingent or otherwise, of a material nature which were not provided for, except as set forth in Exhibit "A".

                           (e) USR is not a party to any employment contract, or
to any lease, agreement or other commitment not in the usual and ordinary course of business, nor to any pension, insurance, profit-sharing or bonus plan, except as disclosed in Exhibit "A".

                           (f) USR is not a defendant,  nor a plaintiff  against
whom a counterclaim has been asserted, in any litigation, pending or threatened, nor has any


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material claim been made or asserted  against USR, nor are there any proceedings threatened or pending before any federal, state or municipal government, or any department, board, body or agency thereof, involving USR except as disclosed in Exhibit "A".

                           (g) USR is not in  default  under  any  agreement  to
which it is a party nor in the payment of any of its obligations.

                           (h) Between the date of the balance sheet referred to
in subparagraph "b" hereof and the Closing, USR will not have (i) mortgaged or pledged or subjected to any lien, charge or other encumbrance any of their assets, tangible or intangible, except in the usual and ordinary course of business or (ii) sold, leased, or transferred or contracted to sell, lease or transfer any assets, tangible or intangible, or entered into any other transactions, except in the usual and ordinary course of business, or (iii) made any material change in any existing employment agreement or increased the compensation payable or made any arrangement for the payment of any bonus to any officer, director, employee or agent, except as set forth in Exhibit "A" hereof.

                           (i) This Exchange Agreement has been duly executed by
USR and the execution and performance of this Exchange Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which USR is a party or to which USR is subject nor will such execution

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and performance constitute a violation of or conflict with any fiduciary duty to which USR is subject, to the best of USR's knowledge.

                           (j) USR has timely  filed or obtained  the  necessary
extensions with the appropriate governmental authorities, all tax and other returns required to be filed by it. Such returns are true and complete and all taxes shown thereon to be due have been paid. All material, federal, state, local, county, franchise, sales, use, excise and other taxes assessed or due have been duly paid or reserves for unpaid taxes have been set up as required on the basis of the facts and in accordance with generally accepted accounting principles.

                           (k) USR is not in default  with respect to any order,
writ, injunction , or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and there are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of USR threatened against or affecting USR, at law or in equity, or before or by any federal, state, municipal or other governmental court, department commission, board, bureau, agency or instrumentality, domestic or foreign. USR has complied in all material respects with all laws, regulations and orders applicable to its business.

                           (l) No representation in this section,  nor statement
in any document, certificate or schedule furnished or to be furnished pursuant to this Exchange Agreement by USR, or in connection with the transactions contemplated hereby, contains or contained any untrue statement of material fact, nor does or will


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omit to state a material fact  necessary to make any statement of fact contained herein or therein not misleading.

                  2. [REPRESENTATIONS OF BELFAIR AND OCTAVA] Belfair and Octava represent to USR that:

                           (a)  Belfair  is a  corporation  duly  organized  and
validly existing and in good standing under the laws of the Isle of Jersey and Octava is a corporation duly organized and validly existing and in good standing under the laws of the Isle of Jersey.

                           (b) Belfair and Octava have  delivered  to USR a list
of assets it will convey to USR.

                           (c) Belfair and Octava have good and marketable title
to all of its property and assets (except property and assets disposed of since such date in the usual and ordinary course of business), subject to no mortgage, pledge, lien or other encumbrance except as disclosed in the List of Assets marked as Exhibit "B" annexed hereto and made a part hereof.

                           (d) This Exchange Agreement has been duly executed by
Belfair and Octava and the execution and performance of this Exchange Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which it is a party or to which it is subject nor will such execution and performance constitute a violation of or conflict with any fiduciary duty to which it is subject.


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                  3. [DATE AND TIME OF  CLOSING]  The  closing  shall be held on
Monday, January 28, 2001, at 10:00 o'clock a.m., local time, at 50 West Liberty Street, Suite 880, Reno, Nevada 89501, or at such other time and place as may be mutually agreed upon between the parties in writing (hereinafter "the Closing").

                  4. [EXCHANGE OF SHARES OF STOCK] The mode of carrying into effect the exchange provided for in this Agreement shall be as follows:

                           a. USR shall  call a special  meeting of its board of
directors to be held on Tuesday, January 30, 2001, at 10:30 a.m., local time, for the following purposes: (1) Ratifying, approving and carrying out the terms of this Exchange Agreement; and

                                    (2) To issue  9,000,000  shares  of stock of
                  USR with 4,500,000 shares being registered in the name of Belfair and 4,500,000 shares registered in the name of Octava. This stock shall be held in escrow by Nevada Agency and Trust Company. It shall be rteleased and delivered to the registered owners when Hidden Splendor Resources Ltd. receives $150,000 in cash. It is agreed that the $150,000 shall be a debt on the books of USR. The consideration for the 9,000,000 shares shall be a conveyance of a Bill of Sale to USR of those assets listed on Exhibit "B".

                           b.  USR  shall   call  a  special   meeting   of  its
                  shareholders  to be held on  ______________,  2001,  at  11:00
                  o'clock a.m., local time, to be held


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                  at 50 West Liberty Street,  Suite 880, Reno,  Nevada 89501 for
                  the following purposes:

                                    (1)  To   authorize   an  Amendment  to  the
                  Articles of Incorporation as follows:

                                            (a) to change the corporate name to

                           "NEW CANNON, INC."

                                            (b) to authorize  100,000,000 shares
                           of capital stock and 10,000,000 shares of preferred stock, par value $0.001 per share; and (c) to provide for a forward split of the corporation's stock on the basis of one (1) share of the presently outstanding stock being surrendered for five (5) shares of the newly authorized stock.

                                    (2) To elect the  nominees  of  Belfair  and
                  Octava as directors and officers of the corporation

                                    (3) To  cause a  public  announcement  to be
                  disseminated to the stockholders regarding the reorganization of the corporation

                  5. [FINDER'S FEE] The parties represent that they have not employed any broker or agent or entered into any other agreement for the payment of any finder's fees or compensation to any other person, firm or corporation in connection with this transaction, other than listed herein.


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                  6. [NOTICES] Any notice under this  Agreement  shall be deemed to have been sufficiently given if sent by Federal Express or other similar overnight delivery service, or registered or certified mail, postage prepaid, addressed as follows:

         If to U.S. Recorp.:

                           Cecil Ann Walker
                           50 West Liberty Street, Suite 880
                           Reno, Nevada   89501

         If to Belfair to:

                           Menahem Golan
                           P.O. Box 258
                           Malzard House
                           15 Union Street, ST., Heleir
                           Jersy, JE4 8TY, Channel Islands

         If to Octata to:

                           Evgeny Afineevsky
                           No. 2 Commercial Centre Square
                           P.O. Box No. 71
                           Aiofi Niue

or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.

                  8. [COUNTERPARTS] This Exchange Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same instrument.

                  9. [MERGER CLAUSE] This Exchange Agreement supersedes all prior agreements and understandings between the parties and may not be changed


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or terminated orally,  and no attempted change,  termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties hereto.

                  10. [GOVERNING LAW] This Agreement shall be governed by and construed according to the laws of the State of Nevada, being the corporate domicile of USR. IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be executed the day and year first above written.

                                            U. S. RECORP.
                                            A Nevada Corporation

                                            By
                                               _________________________________
                                                  Cecil Ann Walker, President
                                                  (Hereunto duly authorized)



                                            BELFAIR INTERNATIONAL, INC.
                                            An Isle of Jersey Corporation

                                            By  ________________________________
                                                   Menahem Golan
                                                   Its__________________________
                                                   (Hereunto duly authorized)


                                            OCTAVA LTD.
                                            An Isle of Jersey Corporation

                                            By__________________________________
                                                   Evgeny Afineevsky
                                                   Its Chief Executive Officer
                                                   (Hereunto duly authorized)


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